UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2002

THE VERMONT TEDDY BEAR CO., INC.

(Exact name of registrant as specified in its chapter)

New York	1-12580	03-0291679
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2236 Shelburne Road, P.O. Box 965, Shelburne, Vermont 05482

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (802) 985-3001

N/A

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

None

Item 2. Acquisition or Disposition of Assets.

None

Item 3. Bankruptcy or Receivership.

None

Item 4. Changes in Registrant's Certifying Accountant.

The Company is currently in a selection process for a new public accountant and expects to complete that process within the next several weeks. The rules of the Securities and Exchange Commission require the Company to file a Form 8-K once it has decided to dismiss its certifying accountant and to file a second Form 8-K once the Company has retained a new public accountant. On June 27, 2002, the Board of Directors of The Vermont Teddy Bear Co., Inc. (the "Company"), upon recommendation of its Audit Committee, decided not to continue to engage Arthur Andersen LLP ("Andersen") as the Company's principal public accountants.

Andersen's reports of the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended June 30, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent fiscal years ended June 30, 2001 and the subsequent interim period through June 27, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304 (a) (1) (v) of Registration S-K.

The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated June 27, 2002, stating that it had found no basis for disagreement with the statements contained therein

Item 5. Other Events and Regulation FD Disclosure

None

Item 6. Resignations of Registrant's Directors.

None

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired: Not Applicable.

(b) Pro Forma Financial Information: Not Applicable.

(c) Exhibits:

16.1 Letter from Arthur Andersen LLP to the Securities and Exchange

Commission dated June 27, 2002

Item 8. Change in Fiscal Year.

None

Item 9. Regulation FD Disclosure.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VERMONT TEDDY BEAR CO., INC.

Date: July 10, 2002 /s/ Elisabeth B. Robert

Elisabeth B. Robert,

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number Description

16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated

June 27, 2002